Kramer, Levin, Naftalis & Frankel
                     9 1 9  T H I R D  A V E N U E
                      NEW YORK, N.Y. 10022   3852
                           (212) 715   9100
                                                     FAX
                                                     (212) 715-8000
                                                     ______

                                                     WRITER'S DIRECT NUMBER

                                                     (212) 715-9100

                              March 2, 1998


Lexington Money Market Trust
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

Gentlemen:

          We hereby consent to the reference of this Firm as counsel in the Registration Statement on Form N-1A of the Lexington Money Market Trust.

                              Very truly yours,



                              /s/ Kramer, Levin, Naftalis & Frankel